UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 19, 2023, Rise Gold Corp. issued a news release announcing it has been named to the 2023 OTCQX® Best 50, a ranking of top performing companies traded on the OTCQX Best Market last year.

The OTCQX Best 50 is an annual ranking of the top 50 U.S. and international companies traded on the OTCQX market. The ranking is calculated based on an equal weighting of one-year total return and average daily dollar volume growth in the previous calendar year.  Companies in the 2023 OTCQX Best 50 were ranked based on their performance in 2022.  For the complete 2023 OTCQX Best 50 ranking, visit https://www.otcmarkets.com/files/2023_OTCQX_Best_50.pdf.

The OTCQX Best Market offers transparent and efficient trading of established, investor-focused U.S. and global companies. To qualify for the OTCQX market, companies must meet high financial standards, follow best practice corporate governance, and demonstrate compliance with applicable securities laws.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 19, 2023
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2023

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
President, CEO and Director